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                                                                  EXHIBIT (a)(2)

                   CONVERSION NOTICE AND LETTER OF TRANSMITTAL

                            CREDIT DEPOT CORPORATION

                                CONVERSION OFFER

                          CONVERSION OF 9% CONVERTIBLE
                       PREFERRED STOCK INTO APPROXIMATELY

                            30 SHARES OF COMMON STOCK

                                       AND

                          CONVERSION OF 10% CONVERTIBLE
                          SECURED NOTES TO COMMON STOCK
                          AT A CONVERSION PRICE OF $.50

AS DESCRIBED IN THE OFFERING CIRCULAR, DATED SEPTEMBER 23, 1997 THIS CONVERSION OFFER, AND WITHDRAWAL RIGHTS FOR THE PREFERRED STOCK AND THE NOTES DELIVERED FOR CONVERSION IN CONNECTION WITH THE CONVERSION OFFER, WILL EXPIRE AT 5:00 P.M., ATLANTA, GEORGIA TIME, ON OCTOBER 22, 1997 (THE "EXPIRATION DATE"), UNLESS EXTENDED.

                The Conversion Agent for the Conversion Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                    By Mail:
                            Two Broadway, 19th Floor
                            New York, New York 10004

                            By Facsimile Transmission
                        (For Eligible Institutions Only)

                                 (212) 509-5150

                          By Hand or Overnight Courier:
                            Two Broadway, 19th Floor
                            New York, New York 10004

DELIVERY OF THIS NOTICE OF CONVERSION AND LETTER OF TRANSMITTAL (THE "LETTER OF TRANSMITTAL") TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



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THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

         This Letter of Transmittal is to be used by holders ("Holders") of 9% Convertible Preferred Stock (the "Preferred Stock") and 10% Convertible Secured Notes (the "Notes") (collectively, the "Securities") if certificates for such Securities are to be forwarded herewith. Holders who cannot deliver the certificates for Preferred Stock and/or Notes and all other documents required hereby to the Conversion Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver a Letter of Transmittal and all other required documents to the Conversion Agent on or prior to the Expiration Date, must tender their Preferred Stock and/or Notes pursuant to the guaranteed delivery procedure set forth under "Conversion Offer Procedures -- Guaranteed Delivery Procedures" in the Offering Circular.

1.       [ ]      CHECK HERE IF SECURITIES ARE BEING DELIVERED PURSUANT TO
                  NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE
                  CONVERSION AGENT AND COMPLETE THE FOLLOWING.  PLEASE
                  ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

                  Name(s) of Registered Holders(s):

                  Window Ticket Number (if any):

                  Date of Execution of Notice of Guaranteed Delivery:

                  Name of Eligible Institution that Guaranteed Delivery:

                  If delivery is by book entry transfer:

                  Account No.:

                  Transaction Code No.:

2.       LIST BELOW THE SECURITIES TO WHICH THIS LETTER OF TRANSMITTAL
         RELATES:

         Preferred Stock:  _________ shares
         Notes:  $________ principal amount.

         NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) OF SECURITIES ENCLOSED (ATTACH ADDITIONAL LIST, IF NECESSARY):



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         PREFERRED STOCK CERTIFICATE NUMBER _____________
         NUMBER OF SHARES ________________
         AMOUNT OF NOTES $_____________

         Instructions:

         (a) "Registered Holder" means the person in whose name the Preferred Stock or Notes is registered on the books of the Company's transfer agent. If not already printed hereon, please print the name and address of the Registered Holder exactly as they appear on the certificate(s) representing the Preferred Stock or Notes delivered hereby.

         (b) Need not be completed by Book Entry Holders. If space is inadequate, please attach a separate signed schedule.

         (c) Holders who desire to convert Preferred Stock or Notes in connection with this Conversion Offer must deliver all, and not less than all, of their Preferred Stock or Notes for conversion.

         No payment is being made in respect of accrued and unpaid dividends on Preferred Stock delivered and accepted for conversion.

         NOTE: Each holder of Preferred Stock who elects to convert such holder's Preferred Stock will deliver the Preferred Stock certificate(s) and will be issued certificates for the number of shares of Common Stock into which the Preferred Stock tendered by the holder pursuant to the Conversion Offer have been converted. Holders of Notes who elect to convert their Notes will deliver the Notes and will be issued certificates for the number of shares of Common Stock into which the Notes tendered by the holder pursuant to the Conversion Offer have been converted.



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NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ CAREFULLY THE ACCOMPANYING
INSTRUCTIONS.

Ladies and Gentlemen:

         The undersigned hereby delivers the above-described Preferred Stock and/or Notes of the Company, in accordance with the Company's offer i) to issue an aggregate of approximately 30 shares of Common Stock of the Company on the conversion of each share Preferred Stock (each share of Preferred Stock is convertible into eight (8) shares of Common Stock in accordance with the stated terms of the Preferred Stock, and an additional approximately 22 additional shares of Common Stock will be issued as to each share of Preferred Stock converted pursuant to the Conversion Offer, plus such number of additional shares of Common Stock as are issuable on the conversion of Preferred Stock dividends accrued and in arrears as of the Expiration Date, at a rate of one share of Common Stock for each $.65 of such dividends), and ii) to adjust the Conversion Price of the Notes from $2.50 to $.50 resulting in the issuance of 1,600 additional shares of Common Stock, or an aggregate of 2,000 shares of Common Stock (plus such number of additional shares as are issuable on the conversion of interest accrued through the Expiration Date at a rate of one share of Common Stock for every $.50 of accrued interest), on the conversion of each $1,000 principal amount of Notes, pursuant to the conversion rights contained in the Loan and Security Agreement governing the Notes, and upon the terms and subject to the conditions set forth in the Offering Circular dated September 23, 1997 (the "Offering Circular"), and in this Letter of Transmittal (together with the Offering Circular, the "Conversion Offer"). Receipt of the Offering Circular and Letter of Transmittal are hereby acknowledged.

         On the terms and subject to the conditions of the Conversion Offer, and subject to, and effective upon, acceptance for conversion by the Company of the Preferred Stock and/or Notes delivered herewith and the issuance of shares of Common Stock in respect thereof in accordance with the terms of the Conversion Offer, the undersigned hereby relinquishes all right, title and interest in and to all such Preferred Stock and/or Notes as are being delivered hereby and that are accepted for conversion pursuant to the Conversion Offer. The undersigned hereby irrevocably constitutes and appoints the Conversion Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Conversion Agent also acts as the agent of the Company) with respect to the Preferred Stock and/or Notes delivered hereby and accepted for conversion pursuant to the Conversion Offer, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(a) deliver the Preferred Stock and/or Notes to the Company for conversion and
(b) receive the Common Stock to be issued in connection with conversion of the Preferred Stock and/or Notes pursuant to the Conversion Offer, all in accordance with the terms and subject to the conditions of the Conversion Offer; provided, however, that the undersigned shall retain the voting rights with respect to such Preferred Stock until the Company has accepted the same for conversion in connection with the Conversion Offer.



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         By delivering certificates for Preferred Stock and/or Notes for conversion in connection with this Conversion Offer, the undersigned represents and warrants to the Company that the undersigned has full power and authority to convert the Preferred Stock and/or Notes and that such securities are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Conversion Agent or the Company to be necessary or desirable to complete the conversion of the securities delivered hereby. The undersigned understands that the delivery of securities for conversion in connection with this Conversion Offer by a holder pursuant to one of the procedures set forth in the Offering Circular and this Letter of Transmittal will constitute an agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Conversion Offer. All authority conferred, or agreed to be conferred, in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal representatives, successors, and assigns of the undersigned.

         Unless otherwise indicated herein under "Special Issuance Instructions, "please issue the shares of Common Stock due in respect of the Preferred Stock and/or Notes accepted for conversion in the name(s) of the Registered Holder(s) appearing above under "Description of Preferred Stock or Notes Delivered." In addition, unless otherwise indicated under "Special Delivery Instructions," please mail the shares of Common Stock due in respect of the Preferred Stock or Notes accepted for conversion, and return any Preferred Stock or Notes not accepted and accompanying documents, as appropriate, to the Registered Holder(s) at the address(es) appearing above under "Description of Preferred Stock or Notes Delivered." If both the "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please issue the shares of Common Stock due in respect of the Preferred Stock or Notes accepted for conversion in the name(s) of, and mail the shares of Common Stock due in respect of the Preferred Stock or Notes accepted for conversion to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" to transfer any Preferred Stock or Notes from the name(s) of the Registered Holder(s) thereof if the Company does not accept for conversion any of the Preferred Stock or Notes so delivered. The undersigned acknowledges and agrees that the Company and the Conversion Agent may in appropriate circumstances defer effecting such transfer and may retain such shares of Common Stock until satisfactory evidence of the payment of transfer taxes payable on account of such transfer by the undersigned, or exemption therefrom, is submitted to them.

THE UNDERSIGNED HEREBY DELIVERS TO THE CONVERSION AGENT FOR CONVERSION THE PREFERRED STOCK AND/OR NOTES SET FORTH ABOVE UNDER "DESCRIPTION OF PREFERRED SHARES AND/OR NOTES DELIVERED."



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                        SPECIAL ISSUANCE INSTRUCTIONS
                       (See Instructions 1, 2, 7 and 8)

         To be completed ONLY if the shares of Common Stock to be issued upon conversion of the Preferred Shares or Notes accepted for conversion are to be sent to someone other than the Registered Holder appearing above under "Description of Preferred Stock or Notes Delivered."

         Issue Common Stock certificates to:

Name:
     ---------------------------------------------------------------------------
                                (Please Print)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (Include Zip Code)

--------------------------------------------------------------------------------
               (Taxpayer Identification or Social Security No.)


                        SPECIAL ISSUANCE INSTRUCTIONS
                       (See Instructions 1, 2, 7 and 8)

         To be completed ONLY if the shares of Common Stock to be issued upon conversion of the Preferred Stock or Notes accepted for conversion are to be issued in the name of someone other than the Registered Holder appearing above under "Description of Preferred Stock or Notes Delivered." Issue Common Stock to:

         Mail Common Stock certificates to:

Name:
     --------------------------------------------------------------------------
                                (Please Print)

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (Include Zip Code)

--------------------------------------------------------------------------------
                (Taxpayer Identification or Social Security No.)

               NOTE: SIGNATURE MUST BE PROVIDED ON FOLLOWING PAGE



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                                    SIGN HERE

    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
                            Signature(s) of Owner(s)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Preferred Stock Certificate(s) and/or Notes or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the necessary information. See Instruction 1.)

Name(s):
       -----------------------------------------------------------

------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title):
                      --------------------------------------------
Address:
        ----------------------------------------------------------

------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
                                ----------------------------------
Tax Identification or Social Security No.:
                                          ------------------------
Dated:
      ------------------------------------------------------------


                          GUARANTEE OF SIGNATURE(S)
                    (If Required--See Instructions 1 and 2)

Authorized Signature:
                     ---------------------------------------------
Name:
     -------------------------------------------------------------
Name of Firm:
             -----------------------------------------------------
Address:
        ----------------------------------------------------------

------------------------------------------------------------------
                               (Include Zip Code)

Area Code and Telephone Number:
                                ----------------------------------
Dated:
      -------------------------


HOLDERS WHO DO NOT WISH TO CONVERT THEIR PREFERRED STOCK OR NOTES NEED NOT TAKE ANY ACTION WITH RESPECT TO THIS CONVERSION OFFER.



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INSTRUCTIONS

1.       SIGNATURES ON LETTERS OF TRANSMITTAL.

         Only a Registered Holder of Preferred Stock or Notes may deliver Preferred Stock or Notes for conversion of Securities in this Conversion Offer. Any beneficial owner whose Preferred Stock or Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to convert his or her Preferred Stock or Notes in connection with this Conversion Offer should contact such Registered Holder promptly and instruct such Registered Holder to effect delivery on its behalf. If this Letter of Transmittal is signed by the Registered Holder(s) of the Preferred Stock or Notes delivered hereby, the signatures must correspond exactly with the name(s) as written on the face of the Securities without any change whatsoever. If any of the Preferred Stock or Notes delivered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

         If the Letter of Transmittal is signed by a person other than the Registered Holder of the Preferred Stock or Notes, such Preferred Stock or Notes must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the Registered Holder (or Registered Holders) appear on such Securities, together with a letter (or other evidence) describing the transaction pursuant to which the Preferred Stock or Notes were transferred. Signatures on any stock powers or other transfer documents submitted in connection with this Letter of Transmittal must be guaranteed by an Eligible Institution (defined below). See Instruction 2.

         If the Letter of Transmittal or any for Preferred Stock or Notes or related stock powers or assignments are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and provide evidence satisfactory to the Company of their authority to so act.

2.       GUARANTEE OF SIGNATURES.

         Except as provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program ("Eligible Institutions"). Signatures on this Letter of Transmittal need not be guaranteed if (i) the Letter of Transmittal is signed by a Registered Holder of such Preferred Stock or Notes whose name appears on a security position listing as the owner of Preferred Stock or Notes delivered herewith and such Registered Holder(s) have not completed either of the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" herein or (ii) such Preferred Stock or Notes are for the account of an Eligible Institution.



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3.       DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES; BOOK
ENTRY TRANSFER.

         Unless guaranteed delivery procedures are utilized, this Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, along with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Conversion Agent at its address set forth herein on or prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

         In addition, unless guaranteed delivery procedures are utilized (or book entry transfer is effected as provided below), for all Preferred Stock or Notes with respect to the conversion must be received by the Conversion Agent at its address set forth herein prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

         If a Registered Holder of Preferred Stock or Notes desires to deliver such Securities to be converted and such Securities are not immediately available (or the procedures for book-entry transfer discussed below cannot be completed on a timely basis), or time will not permit such holder's Securities or other required documents to reach the Conversion Agent before the Expiration Date, a delivery for conversion may be effected by following the guaranteed delivery procedures set forth in the Offering Circular under "Conversion Offer Procedures -- Guaranteed Delivery Procedures."

         The Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Conversion Agent at its address as set forth herein prior to 5:00 p.m. Atlanta, Georgia time, on the Expiration Date (unless guaranteed delivery procedures are utilized). THE METHOD OF DELIVERY OF PREFERRED STOCK OR NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE CONVERSION AGENT IS AT THE ELECTION AND RISK OF THE HOLDER DELIVERING SUCH PREFERRED STOCK OR NOTES. IF SENT BY MAIL IT IS RECOMMENDED THAT THE HOLDER USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE CONVERSION AGENT BEFORE THE EXPIRATION DATE.

         No alternative, conditional or contingent deliveries will be accepted. All holders delivering Preferred Stock or Notes for conversion, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of the Securities for conversion. All questions as to the validity, form and eligibility (including time of receipt) of deliveries for conversion of the Securities will be resolved by the Company, whose determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all deliveries for conversion that are not in proper form or which would, in the opinion of counsel for the Company, be unlawful. Neither the Company, the Conversion Agent nor any other person will be under any duty to give notification of any defects or irregularities in any deliveries or incur any liability for failure to give any such notification. Deliveries will not be deemed to have been made until such irregularities have been cured or waived. The Company also reserves the right, in its judgment, to waive any irregularities or conditions of delivery as to particular


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shares of Preferred Stock or Notes. The Company's interpretation of the terms and conditions of this Conversion Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities or defects in connection with deliveries must be cured within such time as the Company determines.

4.       WITHDRAWAL OF DELIVERIES.

         Any holder of Preferred Stock or Notes who has delivered, or effected delivery with respect to, the Securities for conversion may withdraw such delivery at any time prior to 5:00 p.m., Atlanta, Georgia time, on the Expiration Date.

         All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be final and binding on all parties. Neither the Company, the Conversion Agent, nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5.       NO PARTIAL CONVERSIONS.

         Holders of Preferred Stock or Notes who desire to convert their Securities in connection with this Conversion Offer must convert all, and not less than all, of the Preferred Stock or Notes owned by them.

6.       RETURN OF CERTIFICATES NOT ACCEPTED FOR CONVERSION.

         If any Preferred Stock or Notes delivered for conversion are not converted in connection with this Conversion Offer because of an invalid delivery, the occurrence or nonoccurrence of certain other events set forth in the Offering Circular or otherwise, such unaccepted Preferred Stock or Notes will be returned, at the Company's expense, to the Registered Holder thereof as promptly as practicable after the Expiration Date or the termination of this Conversion Offer, as applicable.

7.       TRANSFER TAXES.

         The Company will pay all transfer taxes, if any, applicable to the conversion of Securities in connection with this Conversion Offer and issuance of additional shares of Common Stock. If, however, Common Stock is to be delivered to, or is to be registered or issued in the name of, any person other than the Registered Holder of the Preferred Stock or Notes, or if the Securities to be converted are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the issuance of Common Stock pursuant to this Conversion Offer, the amount of any such transfer taxes (whether imposed on the Registered Holder or any other person) will be payable by the delivering holder. Such holder hereby acknowledges and agrees that the Company and the Conversion Agent may defer effecting such transfer and may retain such shares of Common Stock until satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to them.



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8.       SPECIAL ISSUANCE INSTRUCTIONS AND SPECIAL DELIVERY
INSTRUCTIONS.

         If certificates representing shares of Common Stock are to be issued to a person other than the person signing this Letter of Transmittal or if such certificates are to be sent or returned to someone other than the person signing this Letter of Transmittal or to an address other than that shown above, the appropriate information set forth in "Special Issuance Instructions" and "Special Delivery Instructions" should be completed.

9.       BACKUP WITHHOLDING.

         Federal income tax law requires that, unless an exception applies, a recipient (a "Payee") of the shares of Common Stock issued in respect of converted Securities must provide the Conversion Agent (as payor) with such Payee's taxpayer identification number ("TIN") and certify that such number is correct. In the case of a Payee who is an individual, the Payee's TIN is his or her social security number. In addition, a Payee must certify that such Payee is not subject to backup withholding. If the foregoing requirements are not satisfied, the Payee may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS") and to backup withholding. The Payee with respect to any converted Securities will be either (i) the delivering holder of such Preferred Stock or Notes or (ii) if the shares of Common Stock are issued to one or more other persons pursuant to the Special Issuance Instructions, as indicated in the applicable box, such other person or persons. Certain Payees (including among others, all corporations and certain foreign Payees) are not subject to these backup withholding and reporting requirements. In order to satisfy the Conversion Agent that a foreign individual qualifies as an exempt recipient, such Payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statement can be obtained from the Conversion Agent. Foreign Payees should consult their own tax advisers with respect to the tax consequences (including backup withholding requirements) of the Conversion Offer. If backup withholding applies, the Conversion Agent is required to withhold 31% of any "Deemed Distribution" (as defined in the Offering Circular) made to the Payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

         To prevent backup withholding, each nonexempt Payee must provide his or her correct TIN by completing a Form W-9 (available on request from the Company), certifying that the TIN provided is correct (or that such Payee is awaiting a TIN). See the Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional instructions. In addition, the Payee must also certify that he or she is not subject to backup withholding either because (i) such Payee has not been notified by the IRS that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified such Payee that he or she is no longer subject to backup withholding. Failure to complete the Form W-9 will not, by itself, cause Preferred Shares to be deemed invalidly delivered, but may subject the payee to backup withholding.

10.      WAIVER OF CONDITIONS.

         Subject to the terms of the Conversion Offer, the conditions of the Conversion Offer may be waived by the Company, in whole or in part, at any time and from time to time, in the Company's judgment, in the case of any Preferred Stock or Notes delivered.

11.      REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Requests for assistance may be directed to, and additional copies of the Offering Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Conversion Agent.

12.      LOST, DESTROYED OR STOLEN CERTIFICATES.

         Please check the box if any certificate(s) representing Preferred Stock or Notes has been lost, destroyed or stolen. Instructions will be given to you as to what steps must be taken to obtain a replacement certificate(s). The Letter of Transmittal and related documents cannot be processed until the procedures for replacing such missing certificate(s) have been followed.

Conversion Agent for the Conversion Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                    By Mail:
                            Two Broadway, 19th Floor
                           New York, New York 10004

                            By Facsimile Transmission
                          (For Eligible Institutions Only)
                                 (212) 509-5150

                           By Hand or Overnight Courier:
                            Two Broadway, 19th Floor
                           New York, New York 10004

Questions and requests for assistance may be directed to the Conversion Agent at its address and telephone number listed above. Additional copies of the Offering Circular, this Letter of Transmittal and other conversion offer materials may be obtained from the Conversion Agent as set forth above, and will be furnished promptly at the Company's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Conversion Offer.